Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 31, 2022, with respect to the financial statements of Baergic Bio, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

New York, New York
October 23, 2023